Exhibit 99.1
Interwoven Announces Record Fourth Quarter and Year-End Financial Results
Fourth Quarter License Revenue Growth of 19%; Full Year Non-GAAP Net Income Growth of 47%
SAN JOSE, Calif., – January 31, 2008 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced financial results for the three months and year ended December 31, 2007.
Interwoven reported total revenues of $62.9 million for the fourth quarter of 2007, an increase of 17% from total revenues of $53.9 million for the fourth quarter of 2006. Net income for the fourth quarter of 2007, calculated in accordance with generally accepted accounting principles, was $10.7 million, or $0.23 per share, compared to net income of $4.3 million, or $0.10 per share, for the same period in 2006. On a non-GAAP basis, Interwoven reported a net income of $8.2 million for the fourth quarter of 2007, or $0.18 per share, compared to non-GAAP net income of $6.3 million, or $0.14 per share, for the fourth quarter of 2006.
For the year ended December 31, 2007, Interwoven reported total revenues of $225.7 million, an increase of 13% from total revenues of $200.3 million for 2006. Net income for the year ended December 31, 2007, calculated in accordance with generally accepted accounting principles, was $23.7 million, or $0.51 per share, compared to a net income of $6.4 million, or $0.15 per share, for 2006. On a non-GAAP basis, Interwoven reported net income of $28.3 million for the year ended December 31, 2007, or $0.61 per share, compared to non-GAAP net income of $19.3 million, or $0.44 per share, for 2006.
Reconciliations of net income and net income per share calculated in accordance with generally accepted accounting principles and non-GAAP net income and non-GAAP net income per share are provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
On November 1, 2007, Interwoven completed the acquisition of Optimost LLC and the results of Optimost have been included in the company’s financial statements since that date. Since November 1, Optimost’s subscription revenues were $1.5 million, with an operating loss of approximately $250,000.
In the fourth quarter of 2007, net income in accordance with GAAP includes a tax benefit of approximately $4.2 million resulting from the reversal of a portion of the company’s valuation allowance against its deferred tax assets.
As of December 31, 2007, cash, cash equivalents and investments totaled $157.3 million and deferred revenues totaled $62.0 million.
“Across the board, we turned in a tremendous fourth quarter and full-year performance,” said Joe Cowan, CEO at Interwoven. “Our fourth quarter and full-year revenues and earnings were the highest we’ve ever recorded, and add to our strong foundation for continued growth. Now more than ever, organizations are putting Interwoven at the core of their efforts to grow their business, increase profitability and business agility, and improve customer relationships.”
Customer Success Highlights
•	During the quarter, Interwoven added 108 customers, bringing the company’s total to over 4,200 customers worldwide.

•	Notable customer orders included: adidas, American Medical Association, Bank of America, Bobcat Corporation, CalPERS, Canadian Broadcasting Corporation, Cendant, Chunghwa Telecom, CNBC, Cummins Inc, Drinker Biddle & Reath LLP, Digi-Key, DLA Piper, Education Management Corporation, Edward Nathan Sonnenbergs, ENI, Macy’s, Northrop Grumman, Philips International, Plesner Svane Gronborg, Postecom, Qantas Airways, Reed Smith LLP, Rohm & Haas, Royal Bank of Canada, State of New South Wales, T. Rowe Price, and Wachovia.

Recent Company Highlights
•	Interwoven Acquires Optimost and Builds Market Momentum – On November 1, Interwoven announced that it completed the acquisition of Optimost LLC, a pioneer of software and services for Website optimization. The acquisition combines Optimost’s real-time multivariable testing and Website optimization capabilities with Interwoven’s content management solutions to provide marketers with the industry’s most complete set of capabilities for creating, deploying, testing, analyzing, and optimizing targeted content to Website visitors. In the two months following the acquisition, Interwoven generated strong momentum and demand for the Optimost solution, with key wins at Amnesty International, Butlins, and Digi-Key.

•	NASDAQ Selects Interwoven to Join New Internet Index – During the fourth quarter, Interwoven announced that it was selected by NASDAQ for inclusion in its recently launched Internet Index (NASDAQ: QNET). The Index tracks the performance of companies engaged in a broad range of internet-related services including internet access providers, internet search engines, web hosting, website design, and internet retail commerce. Other companies selected for the index include Amazon, eBay, Google, Priceline.com, and Shutterfly.
Product News and Industry Leadership Highlights
•	Interwoven Composite Application Provisioning Solution Enhanced – In the fourth quarter, Interwoven announced an enhanced version of the Interwoven Composite Application Provisioning (CAP) solution. The Interwoven CAP solution is designed to allow businesses to automate and standardize the deployment of custom Web applications, resulting in improved efficiency and time-to-market. The new version, Interwoven CAP 3.0, provides improved end-to-end automation, graphical reporting, and a more intuitive user interface.

•	Interwoven Universal Search Gains Traction with Key Customer Wins – During the fourth quarter, sales of the recently launched Interwoven Universal Search – Professional Services Edition gained momentum with several customer transactions. For example, DLA Piper, a leading international law firm, selected Interwoven Universal Search to enable staff in Europe, the Middle East, and Asia to search the organization’s knowledge repositories, and to provide fee-earners with immediate and highly accurate results for ensuring optimal sharing of firm expertise.

•	Interwoven Recognized in the Forrester Wave: Marketing Asset Management, Q1 2008 – In January 2008, the independent research firm Forrester released a new report evaluating providers of marketing asset management solutions. The report names Interwoven a “strong performer” and states “Interwoven brings together a unique and compelling set of offerings.” The report also states “Interwoven’s recent acquisition of Optimost, a Website testing and optimization company, offers a tantalizing glimpse of how different parts of the marketing content supply chain can integrate.”
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, Interwoven uses measures of operating results, net income, net income per share, and shares used in the net income per share calculation, which are adjusted to exclude restructuring charges, retirement benefit costs associated with the retirement of the company’s former chief executive officer recorded in the first quarter of 2006, stock-based compensation, amortization of intangible assets and the related tax impact of these adjustments, and the costs associated with the company’s voluntary review of historical stock option grant procedures and related accounting. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven also believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the consolidated statements of operations (including cost of revenues-license, cost of revenues-support and service, sales and marketing, research and development, and general and administrative expenses), it is useful to investors to know how these specific line items in the consolidated statements of operations are affected by these adjustments. For its internal budgets, Interwoven’s management uses consolidated financial statements that do not include restructuring and excess facilities charges, retirement benefit costs associated with retirement of the company’s former chief executive officer, stock-based compensation, amortization of intangible assets, and the related tax impact of these adjustments, and the costs associated with the company’s voluntary review of historical stock option grant procedures and related accounting. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information

Interwoven’s 2007 fourth quarter and full-year results and its financial outlook for the first quarter of 2008 will be discussed today, January 31, 2008 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Conference Call Details:

Date:	Thursday, January 31, 2008
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Dial-in #:	888-747-4632 or 913-312-0969
Replay Dial-in #:	888-203-1112 or 719-457-0820
Replay Passcode:	1410918
Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting on January 31, 2008 at approximately 5:00 p.m. Pacific Time for a limited time period.
Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include statements about customer demand. Actual results could differ materially from our current expectations as a result of many factors including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven

Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, more than 4,200 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:

Contact:
Keren Ackerman
Interwoven, Inc.
(408) 953-7284
kackerman@interwoven.com

Media Relations Contact:

Randy Cairns
Interwoven, Inc.
(408) 953-7111
rcairns@interwoven.com

INTERWOVEN, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)
Revenues:
License	$24,932	$21,021	$86,788	$75,678
Support and service	37,953	32,896	138,880	124,641

Total revenues	62,885	53,917	225,668	200,319

Cost of revenues:
License	1,981	3,352	7,886	16,367
Support and service	14,666	12,932	55,214	50,256

Total cost of revenues	16,647	16,284	63,100	66,623

Gross profit	46,238	37,633	162,568	133,696

Operating expenses:
Sales and marketing	24,193	20,668	83,201	77,114
Research and development	9,519	9,085	37,447	35,069
General and administrative	6,878	3,772	24,620	16,787
Amortization of intangible assets	759	828	3,229	3,312
Restructuring and excess facilities charges (recoveries)	83	(15)	148	(902)

Total operating expenses	41,432	34,338	148,645	131,380

Income from operations	4,806	3,295	13,923	2,316

Interest income and other, net	2,297	1,888	9,270	6,324

Income before provision for income taxes	7,103	5,183	23,193	8,640
Provision (benefit) for income taxes	(3,581)	853	(485)	2,203

Net income	$10,684	$4,330	$23,678	$6,437

Basic net income per common share	$0.24	$0.10	$0.53	$0.15

Shares used in computing basic net income per common share	45,287	43,813	45,068	42,979

Diluted net income per common share	$0.23	$0.10	$0.51	$0.15

Shares used in computing diluted net income per common share	46,477	45,337	46,524	43,995

INTERWOVEN, INC.

Consolidated Balance Sheets

(In thousands)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$68,453	$74,119
Short-term investments	88,896	102,342
Accounts receivable, net	39,079	34,492
Prepaid expenses and other current assets	8,252	5,371

Total current assets	204,680	216,324
Property and equipment, net	16,247	4,815
Goodwill	217,698	190,935
Other intangible assets, net	20,960	10,655
Other assets	8,773	3,558

Total assets	$468,358	$426,287

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,378	$1,897
Accrued liabilities	30,586	31,684
Restructuring and excess facilities accrual	1,618	5,132
Deferred revenues	61,977	57,317

Total current liabilities	98,559	96,030

Accrued liabilities	7,816	2,733
Restructuring and excess facilities accrual	2,016	3,564

Total liabilities	108,391	102,327

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	45	44
Additional paid-in capital	766,781	754,904
Accumulated other comprehensive gain (loss)	415	(36)
Accumulated deficit	(407,274)	(430,952)

Total stockholders’ equity	359,967	323,960

Total liabilities and stockholders’ equity	$468,358	$426,287

INTERWOVEN, INC.

Impact of Non-GAAP Adjustments on Reported Net Income

(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$24,932	$—	$24,932	$21,021	$—	$21,021
Support and service	37,953	—	37,953	32,896	—	32,896

Total revenues	62,885	—	62,885	53,917	—	53,917

Cost of revenues:
License (1)	1,981	(936)	1,045	3,352	(2,421)	931
Support and service (2)	14,666	(223)	14,443	12,932	(178)	12,754

Total cost of revenues	16,647	(1,159)	15,488	16,284	(2,599)	13,685

Gross profit	46,238	1,159	47,397	37,633	2,599	40,232

Operating expenses:
Sales and marketing (2)	24,193	(608)	23,585	20,668	(360)	20,308
Research and development (2)	9,519	(331)	9,188	9,085	(378)	8,707
General and administrative (2) (3)	6,878	(2,413)	4,465	3,772	(145)	3,627
Amortization of intangible assets (1)	759	(759)	—	828	(828)	—
Restructuring and excess facilities charges (recoveries) (4)	83	(83)	—	(15)	15	—

Total operating expenses	41,432	(4,194)	37,238	34,338	(1,696)	32,642

Income from operations	4,806	5,353	10,159	3,295	4,295	7,590

Interest income and other, net	2,297	—	2,297	1,888	—	1,888

Income before provision for income taxes	7,103	5,353	12,456	5,183	4,295	9,478

Provision (benefit) for income taxes (5)	(3,581)	7,816	4,235	853	2,369	3,222

Net income	$10,684	$(2,463)	$8,221	$4,330	$1,926	$6,256

Diluted net income per common share	$0.23		$0.18	$0.10		$0.14

Shares used in computing diluted net income per common share	46,477		46,477	45,337		45,337

(1)	For the three months ended December 31, 2007 and 2006, adjustments reflect the reversal of $936,000 and $2.4 million, respectively, associated with the amortization of purchased technology and $759,000 and $828,000, respectively, associated with the amortization of intangible assets.

(2)	For the three months ended December 31, 2007 and 2006, adjustments reflect the reversal of stock-based compensation expense of $223,000 and $178,000, respectively, in cost of revenues – support and service, $608,000 and $360,000, respectively, in sales and marketing, $331,000 and $378,000, respectively, in research and development and $482,000 and $145,000, respectively, in general and administrative.

(3)	For the three months ended December 31, 2007, adjustment reflects the reversal of $1.9 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting.

(4)	For the three months ended December 31, 2007 and 2006, adjustments reflect the reversal of $83,000 and $(15,000), respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the three months ended December 31, 2007 and 2006, adjustments reflect an additional tax provision of $7.8 million and $2.4 million, respectively, associated with the non-GAAP adjustments. In the three months ended December 31, 2007, net income in accordance with GAAP includes a tax benefit of approximately $4.2 million resulting from the reversal of a portion of the Company’s valuation allowance against its deferred tax assets.

INTERWOVEN, INC.

Impact of Non-GAAP Adjustments on Reported Net Income

(In thousands, except per share amounts)
(Unaudited)

	Year Ended			Year Ended
	December 31, 2007			December 31, 2006
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$86,788	$—	$86,788	$75,678	$—	$75,678
Support and service	138,880	—	138,880	124,641	—	124,641

Total revenues	225,668	—	225,668	200,319	—	200,319

Cost of revenues:
License (1)	7,886	(4,365)	3,521	16,367	(13,184)	3,183
Support and service (2)	55,214	(683)	54,531	50,256	(672)	49,584

Total cost of revenues	63,100	(5,048)	58,052	66,623	(13,856)	52,767

Gross profit	162,568	5,048	167,616	133,696	13,856	147,552

Operating expenses:
Sales and marketing (2)	83,201	(1,933)	81,268	77,114	(1,327)	75,787
Research and development (2)	37,447	(982)	36,465	35,069	(968)	34,101
General and administrative (2) (3)	24,620	(8,868)	15,752	16,787	(2,104)	14,683
Amortization of intangible assets (1)	3,229	(3,229)	—	3,312	(3,312)	—
Restructuring and excess facilities charges (recoveries) (4)	148	(148)	—	(902)	902	—

Total operating expenses	148,645	(15,160)	133,485	131,380	(6,809)	124,571

Income from operations	13,923	20,208	34,131	2,316	20,665	22,981

Interest income and other, net (5)	9,270	(472)	8,798	6,324	—	6,324

Income before provision for income taxes	23,193	19,736	42,929	8,640	20,665	29,305

Provision (benefit) for income taxes (6)	(485)	15,081	14,596	2,203	7,760	9,963

Net income	$23,678	$4,655	$28,333	$6,437	$12,905	$19,342

Diluted net income per common share	$0.51		$0.61	$0.15		$0.44

Shares used in computing diluted net income per common share	46,524		46,524	43,995		43,995

(1)	For the years ended December 31, 2007 and 2006, adjustments reflect the reversal of $4.4 million and $13.2 million, respectively, associated with the amortization of purchased technology and $3.2 million and $3.3 million, respectively, associated with the amortization of intangible assets.

(2)	For the years ended December 31, 2007 and 2006, adjustments reflect the reversal of stock-based compensation expense of $683,000 and $672,000, respectively, in cost of revenues – support and service, $1.9 million and $1.3 million, respectively, in sales and marketing, $982,000 and $968,000, respectively, in research and development and $1.5 million and $484,000, respectively, in general and administrative.

(3)	For the year ended December 31, 2007, adjustments reflects the reversal of $6.6 million in expenses incurred in connection with the Company’s voluntary review of historical stock option grant procedures and related accounting and the reversal of $758,000 in expenses incurred associated with the Company’s new corporate headquarters while in the process of completing tenant improvements. For the year ended December 31, 2006, adjustments reflect the reversal of $1.6 million in benefit costs associated with the retirement of the Company’s Chief Executive Officer.

(4)	For the years ended December 31, 2007 and 2006, adjustments reflect the reversal of $148,000 and $(902,000), respectively, in adjustments associated with the Company’s restructuring and excess facilities accrual.

(5)	For the year ended December 31, 2007, adjustment reflects the reversal of recoveries from amounts of $472,000 held in escrow related to the settlement of certain claims associated with the acquisition of Scrittura, Inc.

(6)	For the years ended December 31, 2007 and 2006, adjustments reflect an additional tax provision of $15.1 million and $7.8 million, respectively, associated with the non-GAAP adjustments. For the year ended December 31, 2007, net income in accordance with GAAP includes a tax benefit of approximately $4.2 million resulting from the reversal of a portion of the Company’s valuation allowance against its deferred tax assets.